Contact:
Steve Rush, Marketing Coordinator
502-410-1397
info@lightyear.net

Porter, LeVay & Rose, Inc.
Marlon Nurse, V.P. – Investor Relations
212-564-4700
marlon@plrinvest.com

Trilogy Capital Partners
Darren Minton, President
800-592-6067
info@trilogy-capital.com

Lightyear Network Solutions Releases Corporate Overview Presentation

-- Presentation Outlines Lightyear’s Business Strategy, Recent Developments, Unique Position in the Marketplace, and Strategic M&A and Organic Growth Opportunities --

LOUISVILLE, KY, June 7, 2010 - Lightyear Network Solutions, Inc. (OTCBB: LYNS), a provider of telecommunication services to large, medium and small businesses, as well as residential consumers throughout North America, today announces the availability of a Corporate Overview Presentation which has been posted on the company’s website at www.lightyear.net under the Investor Relations tab.

“In order to keep shareholders informed about the most current developments at Lightyear, we are releasing our latest corporate overview presentation,” said J. Sherman Henderson, CEO at Lightyear Network Solutions.  “As part of our new financial communications initiative we intend to use a variety of platforms and mediums to increase Lightyear’s awareness in the investor community, and look forward to releasing additional details of our progress over the coming weeks and months.”

The presentation provides a clear overview of Lightyear’s unique position in the telecom sector and highlights several recent developments and key attributes of Lightyear’s growth strategy including:

1)	Strategy: Lightyear intends to leverage its existing infrastructure, position in the industry and status as a public company to pursue an accretive acquisition and organic growth strategy.

2)
Initial Acquisitions: Phased acquisition plan intended to expand product offering and network capabilities around regional clusters.  Two initial acquisition candidates are now under non-binding Letters of Intent and equate to over $70 million in annual revenue (based upon 2009 actual results).  The initial acquisitions are subject to a number of factors and are not yet definitive.  Additional acquisition candidates are in various stages of review.

3)
Network Expansion: Lightyear has completed the due diligence phase of the grant application process for its Central and East Kentucky Middle Mile project, a $37.9 million initiative to build a high-capacity, redundant 10GigE fiber ring throughout 26 counties in Kentucky.  If approved, the federal government would fund 70% of this project through the Broadband Technology Overview Program (BTOP) with Lightyear funding the remaining 30%.  Funding for this project is pending approval and not guaranteed.  For further information, please go to:
http://www.ntia.doc.gov/broadbandgrants/applications/summaries/5302.pdf

About Lightyear Network Solutions, Inc.

Through its wholly owned subsidiary, Lightyear Network Solutions, LLC, Lightyear provides telecommunication services to large, medium and small businesses and to residential consumers throughout North America utilizing its extensive network of independent agents and representatives.  J. Sherman Henderson III, Lightyear’s Chief Executive Officer, has nearly 25 years experience in the telecommunications industry.  Henderson was named one of the Top 25 Most Influential People in Telecommunications and was elected for six consecutive terms as Chairman of COMPTEL, the leading industry association representing more than 250 service providers.  Lightyear’s product and service offerings include:  local PRI and digital T1, enhanced internet services, frame relay, MPLS, Point-to-Point, Voice over Internet Protocol (VoIP), local and long distance, calling cards, and conferencing.  Lightyear has also begun offering wireless services to customers in the U.S. through milestone wholesale contracts with multiple wireless voice and data service providers.  Lightyear built its own VoIP network in 2004 to enhance its product offerings to its customers and has partnered with some of the most prominent names in telecom including:  Sprint, Verizon, AT&T, Qwest, Level 3, PAETEC, CenturyLink, Intelliverse, Globys, BroadSoft, Cisco and Adtran.  Lightyear Network Solutions is headquartered in Louisville, KY.  Additional information can be found at: www.lightyear.net.

Forward-Looking Statements

This press release contains "forward-looking statements" for purposes of the Securities and Exchange Commission's "safe harbor" provisions under the Private Securities Litigation Reform Act of 1995 and Rule 3b-6 under the Securities Exchange Act of 1934. These forward-looking statements are subject to various risks and uncertainties that could cause Lightyear’s actual results to differ materially from those currently anticipated. These forward-looking statements may include, without limitation, statements about our marketing and acquisition opportunities, business strategies, competition, expected activities and expenditures as we pursue our business plan. Although we believe that the expectations reflected in any forward looking statements are reasonable, the risks and uncertainties which could cause our actual results to differ materially from those currently anticipated includes changes in market conditions, our ability to integrate acquired operations, the ability to obtain additional financing on satisfactory terms, customer acceptance of products, regulatory issues, competitive factors, or other business circumstances and risk factors described in our filings with the Securities and Exchange Commission. Lightyear undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.